THE COMPANIES ACT 1985
                          PRIVATE COMPANY LIMITED BY SHARES


                              MEMORANDUM OF ASSOCIATION


                                          OF


                                 TXU EUROPE LIMITED

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          1.   The Company's name is *TXU Europe Limited.

          2. The Company's registered office is to be situated in England and Wales

          3.   The Company's objects are:

               (a)  (i)  the object of the Company is  to carry on business as a general commercial company;

                    (ii) without  prejudice to  the  generality  of  clause
                         3(a)(i) of this Memorandum of Association, and the powers of the Company derived from Section 3A of the Companies Act 1985 to 1989, the Company has power to do all or any of the following objects or any of them;

               (b) to carry on any other trade or business whatever, which can in the opinion of the Directors be advantageously carried on in connection with or ancillary to any of the businesses of the Company;

               (c) to purchase, take on lease or in exchange, hire or otherwise acquire and hold for any estate or interest in any lands, building, easements, rights, privileges, concessions, patents, patent rights licences, secret processes, machinery, plant, stock-in-trade, and any real or personal property of any kind necessary or convenient for the purposes of or in connection with the Company's business or any branch or department thereof;

               (d) to erect, construct, lay down, or enlarge, alter and maintain any roads, railways, tramways, sidings, bridges, reservoirs, shops, stores, factories, buildings, works, plant and machinery necessary or convenient for the Company's business, and to contribute to or subsidise the erection, construction and maintenance of any of the above.


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          *  The name of the Company was changed from ERRORFREE LIMITED to
          TU FINANCE (No. 1) LIMITED on 26 February 1998 by Special Resolution passed on 25 February 1998, from TU FINANCE (No. 1) LIMITED to TXU EASTERN HOLDINGS LIMITED on 17 December 1998 by Special Resolution passed on 16 December 1998 and from TXU EASTERN HOLDINGS LIMITED on 12 August 1999 by Special Resolution passed on 6 August 1999.


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               (e)  to borrow or raise  or secure the payment of  money for the purposes of or in connection with the Company's business, and for the purposes of or in connection with the borrowing or raising of money by the Company to become a member of any building society;

               (f) to mortgage and charge the undertaking and all or any of the real and personal property and assets, present or future, and all or any of the uncalled capital for the time being of the Company and to issue at par or at a premium or discount, and for such consideration and with and subject to such rights, powers, privileges and conditions as may be thought fit, debentures or debenture stock, either permanent or redeemable or repayable, and collaterally or further to secure any securities of the Company by a trust deed or other assurances;

               (g) to issue and deposit any securities which the Company has power to issue by way of mortgage, and also by way of security for the performance of any contracts or obligations of the Company or of its customers or other persons or corporations having dealings with the Company, or in whose businesses or undertakings the Company is interested, whether directly or indirectly;

               (h)  to  receive money on deposit or loan upon such terms as
                    the  Company  may   approve,  and   to  guarantee   the
                    obligations and contracts of customers and others;

               (i) to lend money to any company, firm or person and to give all kinds of indemnities and either with or without the Company receiving any consideration or advantage, direct or indirect, for giving, any such guarantee, to guarantee either by personal convenant or by mortgaging or charging all or any part of the undertaking property and assets present and future and uncalled capital of the Company or by both such methods, the performance of the obligations and the payment of the capital or principal (together with any premium) of and dividends or interest on any debenture stocks, shares or other securities of any company, firm or person and in particular (but without limiting the generality of the foregoing) any company which is for the time being the Company's holding or subsidiary company as defined by Section 736 of the Companies Act 1985 or otherwise associated with the Company in business and whether or not this Company receives directly or indirectly any consideration or advantage therefrom;

               (j) to establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances, or emoluments to any persons who are or were at any time in the employment or service of the Company, or of any company which is for the time being the Company's holding or subsidiary company as defined by Section 736 of the Companies Act 1985 or otherwise associated with the Company in business or who are or were at the time directors or officers of the Company or of any such other company as aforesaid, and the wives, widows, families and dependents of any such persons, and also to establish and subsidise or subscribe to any institutions, associations, clubs or fund calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid, or of any such persons as aforesaid, and to make payments for or towards the insurance of any such persons as aforesaid, and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object; and to establish, set up, support and maintain share purchase schemes or profit-sharing schemes for the benefit of any employees of the Company or of any company which is for the time being the Company's holding or subsidiary company as defined by Section 736 of the Companies Act 1985 and to do any of the matters aforesaid; either alone or in conjunction with any such other company as aforesaid;

               (k) to draw, make, accept, endorse, negotiate, discount and execute promissory notes, bills of exchange and other negotiable instruments;

               (l) to invest and deal with the moneys of the Company not immediately required for the purposes of its business in or upon such investments or securities and in any such manner as may from time to time be determined;

               (m) to pay for any property or rights acquired by the Company, either in cash or in fully or partly paid-up shares, with or without preferred or deferred or special rights or restrictions in respect of dividend, repayment of capital, voting or otherwise, or by any securities which the Company has power to issue, or partly in one mode and partly in another, and generally on such terms as the Company may determine;

               (n) to accept payment for any property or rights sold or otherwise disposed of or dealt with by the Company, either in cash, by installments or otherwise, or in fully or partly paid-up shares of any company or corporation, with or without deferred or preferred or special rights or restrictions in respect of dividend, repayment of capital, voting or otherwise, or in debentures or mortgage debentures or debenture stock, mortgages or other securities of any company or corporation, or partly in one mode and partly in another, and generally on such terms as the Company may determine, and to hold, dispose of or otherwise deal with any shares, stock or securities so acquired;

               (o) to enter into any partnership or joint-purse arrangement or arrangement for sharing profits union of interests or co-operation with any company, firm or person carrying on or proposing to carry on any business within the objects of this Company and to acquire and hold, sell, deal with or dispose of shares, stock or securities of and to subsidise or otherwise assist any such company;

               (p) to establish or promote or concur in establishing or promoting any other company whose objects shall include the acquisition and taking over of all or any of the assets and liabilities of the Company or the promotion of which shall be in any manner calculated to advance directly or indirectly the objects or interests of this Company, and to acquire and hold or dispose of shares, stock or securities and guarantee the payment of dividends, interest or capital of any shares, stock or securities issued by or any other obligations of any such company;

               (q) to purchase or otherwise acquire and undertake all or any part of the business, property, assets, liabilities and transactions of any person, firm or company carrying on any business which this Company is authorised to carry on;

               (r) to sell, improve, manage, develop, turn to account, exchange, let on rent, royalty, share of profits or otherwise, grant licences, easements and other rights in or over and in any other manner deal with or dispose of the undertaking and all or any of the property and assets for the time being of the Company for such consideration as the Company may think fit;

               (s) to amalgamate with any other company whose objects are or include objects similar to those of this Company, whether by sale or purchase (for fully or partly paid-up shares or otherwise) of the undertaking, subject to the liabilities of this or any such other company as aforesaid, with or without winding up, or by sale or purchase (for fully or partly paid-up shares or otherwise) of all or a controlling interest in the shares or stock of this or any such other company as aforesaid, or by partnership, or any arrangement of the nature of partnership, or in any other manner;

               (t) to subscribe or guarantee money for or organise or assist any national, local, charitable, benevolent, public, general or useful object, or for any exhibition or for any purpose which may be considered likely directly or indirectly to further the objects of the Company or the interest of its members;

               (u) to distribute among the members in specie any property of the Company, or any proceeds of sale and disposal of any property of the Company, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law;

               (v)  to   give  such   financial  assistance,   directly  or
                    indirectly, for the purpose of the acquisition of shares in the Company or the Company's holding company as defined by Section 736 of the Companies Act 1985 or for the purpose of reducing or discharging any liability incurred by any person for the purpose of the acquisition of shares in the Company or the Company's holding company as defined by Section 736 of the Companies Act 1985 as may be lawful;

               (w) to do all or any of the above things in any part of the world, and either as principals, agents, trustees, contractors or otherwise, and either alone or in conjunction with others, and either by or through agents, trustees, subcontractors or otherwise;

               (x) to do all such things as are incidental or conducive to the above objects or any of the them.

               And it is hereby declared that the objects of the Company as specified in each of the foregoing paragraphs of this clause (except only if and so far as otherwise expressly provided in any paragraphs) shall be separate and distinct objects of the Company and shall not be in any way limited by reference to any other paragraph or the name of the Company.

          4    The liability of the members is limited.

          5 The Company's share capital is *L100 divided into 100 Deferred Shares of L1 each and US$3,000,000,000 divided into 3,000,000,000 Ordinary Shares of US$1 each.


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          *    The Share Capital of the Company was increased from L1,000 to L2,000,000,000 by Ordinary Resolution passed 26 February
               1998.

               By Special Resolution passed on 22 May 1998, the authorised share capital of the Company was changed to L100 and US$3,000,000,000 by the cancellation of 1,999,999,900
               Ordinary Shares of L1 each in the authorised but unissued share capital, by the creation of 3,000,000,000 new Ordinary Shares of US$1 and by the conversion of 100 issued Ordinary Shares of L1 each into 100 Deferred Shares of L1 each.


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          WE, the  several persons whose names,  addresses and descriptions are subscribed are desirous of being formed into a Company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

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           NAMES, ADDRESSES AND                  NUMBER OF SHARES
           DESCRIPTIONS OF SUBSCRIBERS           TAKEN BY EACH SUBSCRIBER

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           LUCIENE JAMES LIMITED                 One
           83 Leonard Street
           London EC2A 4QS


           Limited Company


           THE COMPANY REGISTRATION AGENTS       One
           LIMITED
           83 Leonard Street
           London EC2A 4QS


           Limited Company


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           DATED 29 January 1998



           WITNESS to the above signatures:-

           FREDERICK PAUL CURTIS
           8 Moreton Road South
           Luton LU2 0JL


           Company Registration Agent